UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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SCHEDULE 14A

(Rule 14a-101)

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INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934

Filed by the Registrant	☒
Filed by a Party other than the Registrant	☐

Check the appropriate box:

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Preliminary Proxy Statement
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Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
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Definitive Proxy Statement
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Definitive Additional Materials
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Soliciting Material under § 240.14a-12

Revelation Biosciences, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check all boxes that apply):

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No fee required.
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Fee paid previously with preliminary materials.
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Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

REVELATION BIOSCIENCES, INC.
4660 La Jolla Village Drive, Suite 100
San Diego, CA 92122

NOTICE OF THE 2026 ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON JUNE 24, 2026

NOTICE IS HEREBY GIVEN that the 2026 Annual Meeting of Stockholders (the “Annual Meeting”) of Revelation Biosciences, Inc. (“Revelation” or the “Company”), a Delaware corporation, will be held on June 24, 2026 at 12:00 p.m. Eastern Time. The Annual Meeting will be a virtual meeting only, and will be held via a Zoom audio conference. Stockholders will not be able to physically attend the meeting. The virtual meeting can be accessed by using the following link: https://bit.ly/493ANOw. Any stockholder who is unable to join the online meeting can participate by telephone by dialing (305) 224-1968, and using the Zoom Meeting ID 818 8892 9912 and the Passcode 107511.

The purpose of the Annual Meeting will be to consider and vote upon the following proposals:

1.
To elect one (1) Class A director of the Company to serve until the 2029 Annual Meeting of Stockholders or until her successor has been duly elected and qualified;
2.
To grant discretionary authority to our board of directors to: (i) amend our certificate of incorporation, as amended, one or more times to combine outstanding shares of our common stock into a lesser number of outstanding shares, or a “reverse stock split,” at a specific ratio within a range of one-for-two to a maximum of a one-for-250 split, with the exact ratio to be determined by our board of directors in its sole discretion; and (ii) effect such reverse stock splits, if at all, within one year of the date the proposal is approved by stockholders;
3.
To ratify the selection by the Audit Committee of the Board of Directors of Baker Tilly US, LLP as the independent auditor of the Company for its fiscal year ending December 31, 2026; and
4.
To conduct any other business properly brought before the meeting.

The Board of Directors has fixed the close of business on April 30, 2026 as the record date for the Annual Meeting and only holders of shares of record at that time will be entitled to notice of and to vote at the Annual Meeting or any adjournment or adjournments thereof.

If you have any questions or need assistance voting your shares, please call us at (650) 800-3717.

By Order of the Board of Directors
/s/ Chester S. Zygmont, III
San Diego, CA	Chester S. Zygmont, III
May 11, 2026	Corporate Secretary

IMPORTANT

IF YOU CANNOT PERSONALLY ATTEND THE ANNUAL MEETING, IT IS REQUESTED THAT YOU INDICATE YOUR VOTE ON THE ISSUES INCLUDED ON THE ENCLOSED PROXY AND DATE, SIGN AND MAIL IT IN THE ENCLOSED SELF-ADDRESSED ENVELOPE WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES OF AMERICA.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE 2026 ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON JUNE 24, 2026 THIS PROXY STATEMENT TO THE STOCKHOLDERS WILL BE AVAILABLE AT https://revbproxy.com/2026-annual-meeting.

REVELATION BIOSCIENCES, INC.
4660 La Jolla Village Drive, Suite 100
San Diego, CA 92122

LEGAL MATTERS

Important Notice Regarding the Availability of Proxy Materials for the 2026 Annual Meeting of Stockholders to Be Held on June 24, 2026. The Proxy Statement and Annual Report for the year ended December 31, 2025 are available at https://revbproxy.com/2026-annual-meeting.

Forward-Looking Statements. The Proxy Statement may contain “forward-looking statements” within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995, which statements are subject to substantial risks and uncertainties and are based on estimates and assumptions. All statements other than statements of historical facts included in the Proxy Statement, including statements about the Company’s Board of Directors, corporate governance practices, executive compensation program, equity compensation utilization, and environment, social and governance (“ESG”) initiatives, are forward-looking statements. In some cases, you can identify forward-looking statements by terms such as “may,” “might,” “will,” “objective,” “intend,” “should,” “could,” “can,” “would,” “expect,” “believe,” “design,” “estimate,” “predict,” “potential,” “plan” or the negative of these terms, and similar expressions intended to identify forward-looking statements. These statements involve known and unknown risks, uncertainties and other factors that could cause our actual results to differ materially from the forward-looking statements expressed or implied in the Proxy Statement. Such risks, uncertainties and other factors include those risks described in “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in the Company’s most recent Annual Report on Form 10-K filed with the U.S. Securities and Exchange Commission (“SEC”) and other subsequent documents we file with the SEC. The Company expressly disclaims any obligation to update or alter any statements whether as a result of new information, future events or otherwise, except as required by law.

Website References. Website references throughout this document are inactive textual references and provided for convenience only, and the content on the referenced websites is not incorporated herein by reference and does not constitute a part of the Proxy Statement.

PROXY STATEMENT FOR
THE 2026 ANNUAL MEETING OF STOCKHOLDERS TO BE HELD JUNE 24, 2026
FIRST MAILED ON OR ABOUT MAY 11, 2026

Date, Time and Place of the 2026 Annual Meeting

The enclosed proxy is solicited by the Board of Directors (the “Board”) of Revelation Biosciences, Inc., a Delaware corporation (the “Company,” “Revelation,” or “we”), in connection with the 2026 Annual Meeting of Stockholders (the “Annual Meeting”) to be held at 12:00 p.m. Eastern Time on June 24, 2026 for the purposes set forth in the accompanying Notice of Meeting. The Annual Meeting will be a virtual meeting only and will be held via a Zoom audio conference. Stockholders will not be able to physically attend the meeting. The virtual meeting can be accessed by using the following link: https://bit.ly/493ANOw. Any stockholder who is unable to join the online meeting can participate by telephone by dialing (305) 224-1968, and using the Zoom Meeting ID 818 8892 9912 and the Passcode 107511.

The principal executive office of the Company is 4660 La Jolla Village Drive, Suite 100, San Diego, CA 92122, and its telephone number, including area code, is (650) 800-3717.

QUESTIONS AND ANSWERS ABOUT THIS PROXY STATEMENT AND VOTING

What is a proxy?

A proxy is the legal designation of another person to vote the stock you own. That other person is called a proxy. If you designate someone as your proxy in a written document, that document is also called a proxy or a proxy card. By completing, signing and returning the accompanying proxy card, you are designating James Rolke, Chief Executive Officer, and Chester S. Zygmont, III, Chief Financial Officer, as your proxies for the Annual Meeting and you are authorizing Messrs. Rolke and Zygmont to vote your shares at the Annual Meeting as you have instructed on the proxy card. This way, your shares will be voted whether or not you attend the Annual Meeting. Even if you plan to attend the Annual Meeting, we urge you to vote in one of the ways described below so that your vote will be counted even if you are unable or decide not to attend the Annual Meeting.

What is a proxy statement?

A proxy statement is a document that we are required by regulations of the U.S. Securities and Exchange Commission, or “SEC,” to give you when we ask you to sign a proxy card designating Messrs. Rolke and Zygmont as proxies to vote on your behalf.

Why did you send me this proxy statement?

We sent you this proxy statement and proxy card because our board of directors is soliciting your proxy to vote at the Annual Meeting and any adjournment and postponement thereof. This proxy statement summarizes information related to your vote at the Annual Meeting. All stockholders who find it convenient to do so are cordially invited to attend the Annual Meeting virtually. However, you do not need to attend the meeting to vote your shares. Instead, you may simply complete, sign and return the proxy card or vote over the Internet, by phone, or by fax.

What Does it Mean if I Receive More than one set of proxy materials?

If you receive more than one set of proxy materials, your shares may be registered in more than one name or in different accounts. Please complete, sign, and return each proxy card to ensure that all of your shares are voted.

Who is entitled to vote?

The board of directors has fixed the close of business on April 30, 2026 as the record date (the “Record Date”) for the determination of stockholders entitled to notice of, and to vote at, the Annual Meeting or any adjournment or postponement thereof. On the Record Date, there were 3,908,420 shares of common stock outstanding. Each share of common stock represents one vote that may be voted on each proposal that may come before the Annual Meeting.

What is the difference between holding shares as a record holder and as a beneficial owner (holding shares in street name)?

If your shares are registered in your name with our transfer agent, Continental Stock Transfer & Trust Company, you are the “record holder” of those shares. If you are a record holder, these proxy materials have been provided directly to you by the Company.

If your shares are held in a stock brokerage account, a bank or other holder of record, you are considered the “beneficial owner” of those shares held in “street name.” If your shares are held in street name, the Notice has been forwarded to you by that organization. The organization holding your account is considered to be the stockholder of record for purposes of voting at the Annual Meeting. As the beneficial owner, you have the right to instruct this organization on how to vote your shares. See “How Will my Shares be Voted if I Give No Specific Instruction?” below for information on how shares held in street name will be voted without instructions provided.

Who may attend the Annual Meeting?

Only record holders and beneficial owners of our common stock, or their duly authorized proxies, may attend the Annual Meeting. If your shares of common stock are held in street name, you will need to provide a copy of a brokerage statement or other documentation reflecting your stock ownership as of the Record Date.

What am I voting on?

There are three matters scheduled for a vote:

1.
To elect one (1) Class A director of the Company to serve until the 2029 Annual Meeting of Stockholders or until her successor has been duly elected and qualified;
2.
To grant discretionary authority to our board of directors to: (i) amend our certificate of incorporation, as amended, one or more times to combine outstanding shares of our common stock into a lesser number of outstanding shares, or a “reverse stock split,” at a specific ratio within a range of one-for-two to a maximum of a one-for-250 split, with the exact ratio to be determined by our board of directors in its sole discretion; and (ii) effect such reverse stock splits, if at all, within one year of the date the proposal is approved by stockholders; and
3.
To ratify the selection by the Audit Committee of the Board of Directors of Baker Tilly US, LLP as the independent auditor of the Company for its fiscal year ending December 31, 2026.

What if another matter is properly brought before the Annual Meeting?

The board of directors knows of no other matters that will be presented for consideration at the Annual Meeting. The proxies also have discretionary authority to vote to adjourn the Annual Meeting, including for the purpose of soliciting votes in accordance with our Board’s recommendations. If any other matters are properly brought before the Annual Meeting, it is the intention of the person named in the accompanying proxy to vote on those matters in accordance with their best judgment.

How do I vote?

Each share of our common stock that you own in your name entitles you to one vote on each of the proposals for the Annual Meeting. Your proxy card shows the number of shares of our common stock that you own.

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You can vote your shares in advance of the Annual Meeting by completing, signing, dating and returning the enclosed proxy card in the postage-paid envelope provided. If you hold your shares in “street name” through a broker, bank or other nominee, you will need to follow the instructions provided to you by your broker, bank or other nominee to ensure that your shares are represented and voted at the Annual Meeting. If you vote by proxy card, your “proxy,” whose name is listed on the proxy card, will vote your shares as you instruct on the proxy card. If you sign and return the proxy card but do not give instructions on how to vote your shares, your shares of our common stock will be voted as recommended by our board of directors. Our board of directors recommends voting “FOR” the nominee to serve as Class A director for a three-year term, the granting of authority to effectuate reverse stock splits, and ratification of the independent registered public accounting firm.
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You can attend the Annual Meeting and vote telephonically even if you have previously voted by submitting a proxy. However, if your shares of common stock are held in the name of your broker, bank or other nominee, you must get a proxy from the broker, bank or other nominee. That is the only way we can be sure that the broker, bank or nominee has not already voted your shares of common stock.

How many votes do I have?

Holders of record of shares of the Company’s common stock will be entitled to one vote for each share of common stock held by them on the Record Date and have the right to vote on all matters brought before the Annual Meeting.

Is my vote confidential?

No. Your individual voting decisions will be recorded and tabulated by the inspector of elections. Voting records may be disclosed as part of the corporate records and as required or permitted by law, including in connection with legal proceedings or regulatory requirements.

What constitutes a quorum?

To carry on business at the Annual Meeting, we must have a quorum. A quorum is present when one third of the shares entitled to vote, as of the Record Date, are represented in person or by proxy. Thus, 1,302,807 shares must be represented in person or by proxy to have a quorum at the Annual Meeting. Your shares will be counted towards the quorum only if you submit a valid proxy (or one is submitted on your behalf by your broker, bank or other nominee) or if you vote in person at the Annual Meeting. Abstentions and broker non-votes will be counted towards the quorum requirement. Shares owned by the Company are not considered outstanding or considered to be present at the Annual Meeting. If there is not a quorum at the Annual Meeting, either the chairperson of the Annual Meeting or our stockholders entitled to vote at the Annual Meeting may adjourn the Annual Meeting.

How will my shares be voted if I give no specific instruction?

We must vote your shares as you have instructed. If there is a matter on which a stockholder of record has given no specific instruction but has authorized us generally to vote the shares, they will be voted as follows:

1.
“For” the nominee to serve for a three-year term ending at the Company’s Annual Meeting of stockholders to be held in 2029 and until such director’s successor is duly elected and qualiﬁed;
2.
“For” the grant of discretionary authority to our board of directors to: (i) amend our certificate of incorporation, as amended, one or more times to combine outstanding shares of our common stock into a lesser number of outstanding shares, or a “reverse stock split,” at a specific ratio within a range of one-for-two to a maximum of a one-for-250 split, with the exact ratio to be determined by our board of directors in its sole discretion; and (ii) effect such reverse stock splits, if at all, within one year of the date the proposal is approved by stockholders; and
3.
“For” the ratification of the appointment of Baker Tilly US, LLP as our independent registered public accounting firm for our fiscal year ending December 31, 2026.

This authorization would exist, for example, if a stockholder of record merely signs, dates and returns the proxy card but does not indicate how its shares are to be voted on one or more proposals. If other matters properly come before the Annual Meeting and you do not provide specific voting instructions, your shares will be voted at the discretion of Messrs. Rolke and Zygmont, the board of directors’ designated proxies.

If your shares are held in street name, see “What is a Broker Non-Vote?” below regarding the ability of banks, brokers and other such holders of record to vote the uninstructed shares of their customers or other beneficial owners in their discretion.

How are Votes Counted?

Votes will be counted by the inspector of election appointed for the Annual Meeting, who will separately count, for the election of director, “For,” “Against,” “Abstentions” and broker non-votes; and, with respect to the other proposals, votes “For,” “Against,” “Abstentions” and broker non-votes. Broker non-votes will not be included in the tabulation of the voting results of any of the proposals and, therefore, will have no effect on such proposals.

What is a broker non-vote?

A “broker non-vote” occurs when shares held by a broker in “street name” for a beneficial owner are not voted with respect to a proposal because (1) the broker has not received voting instructions from the stockholder who beneficially owns the shares and (2) the broker lacks the authority to vote the shares at their discretion.

Proposal No. 1 for the election of a director, Proposal No. 2 for the authorization of reverse stock splits, and Proposal No. 3 for the ratification of the appointment of Baker Tilly US, LLP as our independent registered public accounting firm for our fiscal year ending December 31, 2026 are considered routine matters, and a broker will be permitted to exercise its discretion to vote uninstructed shares on such proposals. Broker non-votes, if any, will have no effect on the outcome of such proposals.

Although the brokers are granted the discretion to vote your shares absent your instruction, many brokers elect not to vote your shares without an instruction from you, so please instruct the organization that holds your shares as to how you wish to vote your shares on your vote instruction form so that your instructions are recorded at the Annual Meeting.

What is an abstention?

An abstention is a stockholder’s affirmative choice to decline to vote on a proposal. Under Delaware law, abstentions are counted as shares present and entitled to vote at the Annual Meeting. For Proposals No. 1 and No. 2, abstentions will not be counted as votes cast and will have no effect on the vote. For Proposal No. 3, abstentions will have the effect of a vote against Proposal No. 3.

What vote is required?

Proposal	Votes Required	Voting Options	Impact of “Against” or “Abstain” Votes	Broker Discretionary Voting Allowed
Proposal No. 1: Election of Director	A plurality of the votes cast at the meeting (i.e., the nominee receiving the most votes at the meeting)	“FOR” “AGAINST” “ABSTAIN”	None(1)	Yes(2)
Proposal No. 2: Authorization of Reverse Stock Splits	The affirmative vote of a majority of votes cast at the meeting	“FOR” “AGAINST” “ABSTAIN”	None(1)	Yes(2)
Proposal No. 3: Ratification of Independent Registered Public Accounting Firm	The affirmative vote of a majority of votes cast at the meeting	“FOR” “AGAINST” “ABSTAIN”	Will count as a vote “against”(3)	Yes(2)

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(1)
A vote marked as an “Abstention” is not considered a vote cast and will, therefore, not affect the outcome of this proposal.
(2)
As this proposal is considered a discretionary matter, brokers are permitted to exercise their discretion to vote uninstructed shares on this proposal. However, you are urged to provide instructions to your broker on your vote instruction form.
(3)
On this proposal an abstention will be in effect a vote against the proposal.

What are the voting procedures?

In voting by proxy with regard to the proposals, you may vote in favor of or against the proposal, or you may abstain from voting on the proposal. You should specify your respective choices on the accompanying proxy card or your vote instruction form.

Is my proxy revocable?

You may revoke your proxy and reclaim your right to vote at any time before your proxy is voted by giving written notice to the Corporate Secretary of the Company by delivering a properly completed, later-dated proxy card or vote instruction form or by voting in person at the Annual Meeting. All written notices of revocation and other communications with respect to revocations of proxies should be addressed to: Revelation Biosciences, Inc., 4660 La Jolla Village Dr., Suite 100, San Diego, CA 92122, Attention: Corporate Secretary. Your most current proxy card or Internet proxy is the one that will be counted.

Who is paying for the expenses involved in preparing and mailing this proxy statement?

Revelation will pay the cost of soliciting proxies for the Annual Meeting. Revelation will reimburse banks, brokers and other custodians, nominees and fiduciaries representing beneficial owners of shares of common stock for their expenses in forwarding soliciting materials to beneficial owners of the common stock and in obtaining voting instructions from those owners. Revelation’s directors, officers and employees may also solicit proxies by telephone, by facsimile, by mail, on the Internet or in person. They will not be paid any additional amounts for soliciting proxies.

Do I have dissenters’ rights of appraisal?

Stockholders do not have appraisal rights under Delaware law or under the Company’s governing documents with respect to the matters to be voted upon at the Annual Meeting.

How can I find out the results of the voting at the Annual Meeting?

Preliminary voting results will be announced at the Annual Meeting. In addition, final voting results will be disclosed in a Current Report on Form 8-K that we expect to file with the SEC within four business days after the Annual Meeting. If final voting results are not available to us in time to file a Form 8-K with the SEC within four business days after the Annual Meeting, we intend to file a Form 8-K to publish preliminary results and, within four business days after the final results are known to us, file an amended Form 8-K to publish the final results.

Who can help answer my questions?

If you have questions about the proposals or if you need additional copies of this proxy statement or the enclosed proxy card you should contact the Company at:

Revelation Biosciences, Inc.

4660 La Jolla Village Dr.

Suite 100

San Diego, CA 92122

(650) 800-3717

Email: ir@revbiosciences.com

To obtain timely delivery, Revelation stockholders must request the materials no later than five (5) business days prior to the Annual Meeting. You may also obtain additional information about Revelation from documents filed with the SEC by following the instructions in the section titled “Where You Can Find More Information.”

PROPOSAL NO. 1: ELECTION OF DIRECTOR

We currently have four directors on the Board.

In accordance with our amended and restated certificate of incorporation, our Board is divided into three classes, designated Class A, Class B and Class C, with only one class of directors being elected in each year and each class serving a three-year term. There is currently one Class A director, who is up for election and whose term expires at the 2026 Annual Meeting of Stockholders; two Class B directors, whose terms expire at the 2027 Annual Meeting of Stockholders; and one Class C director, whose term expires at the 2028 Annual Meeting of Stockholders.

Upon the recommendation of our Nominating and Corporate Governance Committee, the Board has nominated Jennifer Carver for election as a Class A director at the Annual Meeting. Ms. Carver currently serves on the Board. If elected at the Annual Meeting, she will be elected to hold office until our 2029 Annual Meeting of stockholders or until her successor is elected and qualiﬁed or until her earlier death, retirement, disqualiﬁcation, resignation or removal.

All of our directors bring to the Board signiﬁcant leadership experience derived from their professional experience and service as executives or board members of other corporations. The process undertaken by the Nominating and Corporate Governance Committee in recommending qualiﬁed director candidates is described below under “Corporate Governance.” Certain individual qualiﬁcations and skills of our directors that contribute to the Board’s effectiveness as a whole are described under “Information about Our Directors.”

Information about Our Directors

Set forth below is certain information regarding the directors of the Company, including the nominee for election at the Annual Meeting and their ages as of May 11, 2026.

Name	Age	Class	Director Since	Position
Jennifer Carver, BSN, MBA	72	A	2020	Independent Director
James Rolke	57	B	2020	Chairman, Director, and Chief Executive Officer
Jess Roper	61	B	2020	Independent Director
Lakhmir Chawla, M.D.	55	C	2023	Independent Director

Class A Director Nominee

Jennifer Carver, BSN, MBA — Director. Ms. Carver has been a director of the Company since May 2020. Ms. Carver brings over 20 years of industry experience with a focus on small biotech companies and their evolution from early development through commercialization. From 2020 to 2021, Ms. Carver has served as Chief Operating Officer at Kartos Therapeutics (Kartos). Prior to Kartos from 2014, Ms. Carver was employed at La Jolla Pharmaceutical Company in various leadership roles providing leadership through the clinical development, approval and launch of Giapreza and serving as Chief Operating Officer from 2017 to 2019. Prior to La Jolla, Ms. Carver held positions at Spectrum Pharmaceuticals and Allos Therapeutics, leading teams through the development and approval of Belionostat and Folotyn respectively. Her experience in the healthcare industry spans multiple therapeutic areas including oncology, inflammatory disease, shock, iron overload, and anti-infectives. Ms. Carver has played a critical role in negotiating key alliances, evaluation of financing opportunities, and overseeing rapid organizational growth. Ms. Carver earned her B.S.N. and M.B.A. from University of Colorado. We believe that Ms. Carver’s extensive experience working in the biotechnology industry makes her well-qualified to serve as a director.

Class B Directors Continuing in Office Until the 2027 Annual Meeting

James Rolke — Chairman, Director, and Chief Executive Officer. Mr. Rolke cofounded and has been the Chief Executive Officer and a director of Revelation since its inception in May 2020 and Chairman of Revelation since May 2025. Mr. Rolke has over 30 years of experience in the biotechnology industry, spanning all areas and phases of drug development. Prior to joining the Company, beginning in 2012, Mr. Rolke was employed at La Jolla in various leadership roles overseeing Research and Development and serving as Chief Scientific Officer from 2017 to 2020. While at La Jolla, Mr. Rolke oversaw the development of multiple technologies including six INDs and two marketing approvals: Giapreza for the treatment of distributive shock (US FDA and EMEA) and artesunate for the treatment of severe malaria. Prior to La Jolla, from July 2009 to January 2012 Mr. Rolke was Chief Technology Officer at Pluromed, Inc. (acquired by Sanofi) and played a key role in the approvals of two medical devices via the 510(k) and premarket approval application approval pathways. Prior to Pluromed, Mr. Rolke held several key positions at biotechnology companies, including Director of Operations at Prospect Therapeutics, Inc., Associate Director of Pharmaceutical Development at Mersana Therapeutics, Inc., Manager of Process Development at GlycoGenesys, Inc., Principal Scientist at Surgical Sealants, Inc., Scientist at GelTex, Inc., and Associate Scientist at Alpha-Beta Technology, Inc. Mr. Rolke received his B.S. in chemistry from Keene State College. We believe that Mr. Rolke is qualified to serve as a director based on his role as our Chief Executive Officer and his extensive management experience in the biotechnology industry.

Jess Roper — Director. Mr. Roper has been a director since October 2020. Mr. Roper has considerable financial and audit experience in the sectors of medical device, life sciences, technology, manufacturing, and financial institutions. Mr. Roper served on the Board of Directors and as Chair of the Audit Committee of Biolase from 2018 to 2024. Mr. Roper previously served as Senior Vice President and Chief Financial Officer of Dexcom, retiring in 2017. During his 12-year tenure, Dexcom transitioned from a pre-revenue privately held medical device company to a multi-national publicly traded entity. Mr. Roper previously held financial management positions with two other publicly traded companies and one venture funded company. He has played key roles in two initial public offerings, acquisitions/divestitures, and numerous equity and debt financings. Earlier in his career, Mr. Roper was an auditor with PricewaterhouseCoopers, and a bank and information systems examiner with the Office of the Comptroller of the Currency. He earned a Master of Science in Corporate Accountancy and a Bachelor of Science in Finance. Mr. Roper is a certified public accountant in the state of California. We believe that Mr. Roper is qualified to serve as a director based on his extensive financial and audit experience.

Class C Director Continuing in Office Until the 2028 Annual Meeting

Lakhmir Chawla, M.D. — Director. Dr. Chawla has been a director of the Company since October 2023. Dr. Chawla is currently the Chief Executive Officer of Exthera Medical. Previously, Dr. Chawla was the Chief Medical Officer of Silver Creek Pharma where he oversaw the Acute Ischemic Stroke development program and initiation of the ARPEGGIO neuroprotection study. Prior to that, Dr. Chawla was the Chief Medical Officer at La Jolla Pharmaceutical Company where he oversaw the development and conduct of the Phase 3 ATHOS-3 trial. Prior to joining La Jolla, Dr. Chawla was a Professor of Medicine at the George Washington University, where he had dual appointments in the Department of Anesthesiology and Critical Care Medicine and in the Department of Medicine, Division of Renal Diseases and Hypertension. Dr. Chawla is an internationally renowned expert in the field of acute kidney injury (AKI) and shock. He is the author of over 160 peer-reviewed publications and a recipient of the International Vicenza Award for Critical Care Nephrology; an award that recognizes individuals who have made seminal clinical research advancements that have significantly improved the care of critically ill patients with AKI and have been adopted worldwide. He remains an active investigator in the fields of AKI biomarkers, AKI risk prediction, AKI therapeutics and chronic kidney disease caused by AKI.

Required Vote of Stockholders

The election of the Class A director requires a plurality of the votes cast at the Annual Meeting.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” THE NOMINEE LISTED ABOVE AS DIRECTOR OF THE COMPANY.

PROPOSAL NO. 2: AUTHORIZATION OF REVERSE STOCK SPLITS

Our board of directors has approved an amendment to our Certificate of Incorporation, as amended, to combine the outstanding shares of our common stock into a lesser number of outstanding shares (a “Reverse Stock Split”) one or more times within one year of the approval of such proposal by stockholders.

If approved by our stockholders, this proposal would permit (but not require) the board of directors to effect a Reverse Stock Split of the outstanding shares of our common stock one or more times within one (1) year of the date the proposal is approved by stockholders, at a specific ratio within a range of one-for-two to a maximum of a one-for-250 split, with the specific ratio of each Reverse Stock Split to respectively be fixed within this range by the board of directors in its sole discretion without further stockholder approval. We believe that enabling the board of directors to fix the specific ratio of the Reverse Stock Splits within the stated range will provide us with the flexibility to implement it in a manner designed to maximize the anticipated benefits for our stockholders.

In fixing the ratio, the board of directors may consider, among other things, factors such as: the initial and continued listing requirements of the Nasdaq Capital Market; the number of shares of our common stock outstanding; potential financing opportunities; and prevailing general market and economic conditions.

Each Reverse Stock Split, if approved by our stockholders, would become effective upon the filing of the amendment to our Certificate of Incorporation with the Secretary of State of the State of Delaware, or at the later time set forth in the amendment. The exact timing of the amendment will be determined by the board of directors based on its evaluation as to when such action will be the most advantageous to our Company and our stockholders. In addition, the board of directors reserves the right, notwithstanding stockholder approval and without further action by the stockholders, to abandon the amendment and any Reverse Stock Split if, at any time prior to the effectiveness of the filing of the amendment with the Secretary of State of the State of Delaware, the board of directors, in its sole discretion, determines that it is no longer in our best interest and the best interests of our stockholders to proceed.

The proposed form of amendment to our certificate of incorporation to effect each Reverse Stock Split is attached as Appendix A to this Proxy Statement. Any amendment to our certificate of incorporation to effect the Reverse Stock Splits will include the respective Reverse Stock Split ratio fixed by the board of directors, within the range approved by our stockholders.

Reasons for the Reverse Stock Splits

The Company’s primary reasons for approving and recommending the Reverse Stock Splits are to increase the per share price and bid price of our common stock to regain compliance with the continued listing requirements of Nasdaq, if the Company was to no longer be in compliance with such requirements. The Board believes that the Reverse Stock Splits could also make our common stock more attractive to certain institutional investors, which could provide for a stronger investor base.

On October 16, 2024, the Company received a delist letter (the “Minimum Bid Price Delist Letter”) from the Listing Qualifications Department (the “Staff”) of The Nasdaq Stock Market LLC (“Nasdaq”), notifying the Company that it was not in compliance with Nasdaq Listing Rule 5550(a)(2) which requires listed companies to maintain a minimum bid price of $1.00 per share (the “Minimum Bid Price Requirement”). Normally, a company would be afforded a 180-calendar day period to demonstrate compliance with the Minimum Bid Price Requirement. However, pursuant to Listing Rule 5810(c)(3)(A)(iv) the Company is not eligible for any compliance period specified in Rule 5810(c)(3)(A) because the Company effected one or more reverse stock splits over the prior two-year period with a cumulative ratio of 250 shares or more to one.

On January 28, 2025, the Company effectuated 1-for-16 reverse stock split of its common stock and on February 19, 2025, the Company received formal notice from Nasdaq stating that the Company’s common stock will continue to be listed and traded on Nasdaq, due to the Company having regained compliance with the Minimum Bid Price Requirement for continued listing on Nasdaq, as set forth in the Rule and all applicable listing standards.

On July 7, 2025, the Company effected a 1-for-3 reverse stock split of its common stock, following stockholder approval at a Special Meeting of Stockholders held on June 23, 2025, in order to regain compliance with the Minimum Bid Price Requirement.

On January 28, 2026, the Company effected a 1-for-4 reverse stock split of its common stock in order to regain compliance with the Minimum Bid Price Requirement.

The Company currently remains in compliance with the Nasdaq Minimum Bid Price Requirement. Under this proposal, the Company is not required to effect a Reverse Stock Split, but may do so to remain compliant with Nasdaq listing requirements.

Reducing the number of outstanding shares of common stock should, absent other factors, generally increase the per share market price of the common stock. Although the intent of the Reverse Stock Splits is to increase the price of the common stock, there can be no assurance, however, that even if a Reverse Stock Split is effected, that the Company’s bid price of the Company’s common stock will be sufficient, over time, for the Company to regain or maintain compliance with the Nasdaq Minimum Bid Price Requirement.

In addition, the Company believes the Reverse Stock Splits will make its common stock more attractive to a broader range of investors, as it believes that the current market price of the common stock may prevent certain institutional investors, professional investors and other members of the investing public from purchasing stock. Many brokerage houses and institutional investors have internal policies and practices that either prohibit them from investing in low-priced stocks or tend to discourage individual brokers from recommending low-priced stocks to their customers. Furthermore, some of those policies and practices may function to make the processing of trades in low-priced stocks economically unattractive to brokers. Moreover, because brokers’ commissions on low-priced stocks generally represent a higher percentage of the stock price than commissions on higher-priced stocks, the current average price per share of common stock can result in individual stockholders paying transaction costs representing a higher percentage of their total share value than would be the case if the share price were higher. The Company believes that the Reverse Stock Splits will make our common stock a more attractive and cost-effective investment for many investors, which in turn could enhance the liquidity of the holders of our common stock.

Reducing the number of outstanding shares of our common stock through the Reverse Stock Splits is intended, absent other factors, to increase the per share market price of our common stock. However, other factors, such as our financial results, market conditions and the market perception of our business may adversely affect the market price of our common stock. As a result, there can be no assurance that the Reverse Stock Splits, if completed, will result in the intended benefits described above, that the market price of our common stock will increase following the Reverse Stock Split, that as a result of the Reverse Stock Split we will be able to meet or maintain a bid price over the Minimum Bid Price Requirement of Nasdaq or that the market price of our common stock will not decrease in the future. Additionally, we cannot assure you that the market price per share of our common stock after the Reverse Stock Split will increase in proportion to the reduction in the number of shares of our common stock outstanding before the Reverse Stock Split. Accordingly, the total market capitalization of our common stock after the Reverse Stock Split may be lower than the total market capitalization before the Reverse Stock Split.

In evaluating whether to seek stockholder approval for the Reverse Stock Splits, our Board took into consideration negative factors associated with reverse stock splits. These factors include: the negative perception of reverse stock splits that investors, analysts and other stock market participants may hold; the fact that the stock prices of some companies that have effected reverse stock splits have subsequently declined, sometimes significantly, following their reverse stock splits; the possible adverse effect on liquidity that a reduced number of outstanding shares could cause; and the costs associated with implementing a reverse stock split.

Even if our stockholders approve the Reverse Stock Splits, our Board reserves the right not to effect the Reverse Stock Splits if in our Board’s opinion it would not be in the best interests of the Company or our stockholders to effect such Reverse Stock Splits.

Risks of the Reverse Stock Splits

There are risks associated with the Reverse Stock Splits, including that the Reverse Stock Splits may not result in a sustained increase in the per share price of our common stock. There is no assurance that:

•
the market price per share of our common stock after a Reverse Stock Split will rise in proportion to the reduction in the number of shares of our common stock outstanding before such Reverse Stock Split;
•
the Reverse Stock Splits will facilitate our access to the equity capital markets;
•
the Reverse Stock Splits will result in a per share price that will increase the level of investment in our common stock by institutional investors or increase analyst and broker interest in us; or
•
the market price per share of our common stock will either exceed or remain in excess of the $1.00 minimum bid price as required by Nasdaq, or that we will otherwise meet the requirements of Nasdaq for continued inclusion for trading on The Nasdaq Global Select Market.

Stockholders should note that the effect of the Reverse Stock Splits, if any, upon the market price of our common stock cannot be accurately predicted. In particular, we cannot assure you that the total market capitalization of our common stock after the implementation of a Reverse Stock Split would be equal to or greater than the total market capitalization before such Reverse Stock Split or that the price for a share of our common stock after a Reverse Stock Split will increase in proportion to the reduction in the number of shares of our common stock outstanding immediately prior to such Reverse Stock Split. Furthermore, even if the market price of our common stock does rise following a Reverse Stock Split, we cannot assure you that the market price of our common stock immediately after a Reverse Stock Split will be maintained for any period of time. Even if an increased per-share price can be maintained, a Reverse Stock Split may not achieve the desired results that have been outlined above.

Even if we complete a Reverse Stock Split in the event we are ever not in compliance with the Nasdaq Minimum Bid Price Requirement, no assurances can be made that we would be able to regain compliance with such requirement or other Nasdaq listing requirements. In January 2025, the SEC approved amendments to the Nasdaq listing rules that significantly affect companies seeking to use reverse stock splits to regain or maintain compliance with the Minimum Bid Price Requirement. Under the amended Nasdaq Listing Rule 5810(c)(3)(A)(iv), if a company’s security fails to meet the Minimum Bid Price Requirement and the company has effected a reverse stock split over the prior one-year period or has effected one or more reverse stock splits over the prior two-year period with a cumulative ratio of 250 shares or more to one, then the company shall not be eligible for any compliance period to address the bid price deficiency.

Moreover, because some investors may view the Reverse Stock Splits negatively, we cannot assure you that the Reverse Stock Splits will not adversely impact the market price of our common stock.

We believe that the Reverse Stock Splits may result in greater liquidity for our stockholders. However, it is also possible that such liquidity could be adversely affected by the reduced number of shares outstanding after the Reverse Stock Splits, particularly if the price of our common stock does not increase as a result of the Reverse Stock Splits.

Potential Effects of the Proposed Amendment

If our stockholders approve the Reverse Stock Split and the board of directors effects it, the number of shares of common stock issued and outstanding will be reduced, depending upon the ratio determined by the board of directors. The Reverse Stock Split will affect all holders of our common stock uniformly and will not affect any stockholder’s percentage ownership interest in the Company, except that as described below in “Fractional Shares,” record holders of common stock otherwise entitled to a fractional share as a result of the Reverse Stock Split because they hold a number of shares not evenly divisible by the Reverse Stock Split ratio will be rounded down to the nearest whole share. In addition, the Reverse Stock Split will not affect any stockholder’s proportionate voting power (subject to the treatment of fractional shares).

The Reverse Stock Split will not change the terms of the common stock. Additionally, the Reverse Stock Split will have no effect on the number of common stock that we are authorized to issue. After the Reverse Stock Split, the shares of common stock will have the same voting rights and rights to dividends and distributions and will be identical in all other respects to the common stock now authorized. The common stock will remain fully paid and non-assessable.

After the effective time of the Reverse Stock Split, we will continue to be subject to the periodic reporting and other requirements of the Exchange Act.

Registered “Book-Entry” Holders of Common Stock

Our registered holders of common stock hold some or all of their shares electronically in book-entry form with the transfer agent. These stockholders do not have stock certificates evidencing their ownership of the common stock. They are, however, provided with statements reflecting the number of shares registered in their accounts.

Stockholders who hold shares electronically in book-entry form with the transfer agent will not need to take action to receive evidence of their shares of post-Reverse Stock Split common stock.

Holders of Certificated Shares of Common Stock

Stockholders holding shares of our common stock in certificated form will be sent a transmittal letter by the transfer agent after the effective time of the Reverse Stock Split. The letter of transmittal will contain instructions on how a stockholder should surrender his, her or its certificate(s) representing shares of our common stock (the “Old Certificates”) to the transfer agent. Unless a stockholder specifically requests a new paper certificate or holds restricted shares, upon the stockholder’s surrender of all of the stockholder’s Old Certificates to the transfer agent, together with a properly completed and executed letter of transmittal, the transfer agent will register the appropriate number of shares of post-Reverse Stock Split common stock electronically in book-entry form and provide the stockholder with a statement reflecting the number of shares registered in the stockholder’s account. No stockholder will be required to pay a transfer or other fee to exchange his, her or its Old Certificates. Until surrendered, we will deem outstanding Old Certificates held by stockholders to be cancelled and only to represent the number of shares of post-Reverse Stock Split common stock to which these stockholders are entitled. Any Old Certificates submitted for exchange, whether because of a sale, transfer or other disposition of stock, will automatically be exchanged for appropriate number of shares of post-Reverse Stock Split common stock. If an Old Certificate has a restrictive legend on its reverse side, a new certificate will be issued with the same restrictive legend on its reverse side.

STOCKHOLDERS SHOULD NOT DESTROY ANY STOCK CERTIFICATE(S) AND SHOULD NOT SUBMIT ANY STOCK CERTIFICATE(S) UNTIL REQUESTED TO DO SO.

Fractional Shares

We will not issue fractional shares in connection with the Reverse Stock Splits. Instead, stockholders who otherwise would be entitled to receive fractional shares because they hold a number of shares not evenly divisible by the Reverse Stock Split ratio will be rounded down to the nearest whole share. In any event, cash will not be paid for fractional shares.

Effect of the Reverse Stock Split on Outstanding Stock Options and Warrants

Based upon the Reverse Stock Split ratio, proportionate adjustments are generally required to be made to the per share exercise price and the number of shares issuable upon the exercise of all outstanding options and warrants. This would result in approximately the same aggregate price being required to be paid under such options or warrants upon exercise, and approximately the same value of shares of common stock being delivered upon such exercise immediately following the Reverse Stock Split as was the case immediately preceding the Reverse Stock Split. The number of shares reserved for issuance pursuant to these securities will be reduced proportionately based upon the Reverse Stock Split ratio.

Accounting Matters

The proposed amendment to our Certificate of Incorporation will not affect the par value of our common stock. As a result, at the effective time of the Reverse Stock Split, the stated capital on our balance sheet attributable to the common stock will be reduced in the same proportion as the Reverse Stock Split ratio, and the additional paid-in capital account will be credited with the amount by which the stated capital is reduced. The per share net income or loss will be restated for prior periods to conform to the post-Reverse Stock Split presentation.

Certain Federal Income Tax Consequences of the Reverse Stock Split

The following summary describes, as of the date of this proxy statement, certain U.S. federal income tax consequences of the Reverse Stock Split to holders of our common stock. This summary addresses the tax consequences only to a U.S. holder, which is a beneficial owner of our common stock that is either:

1.
an individual citizen or resident of the United States;
2.
a corporation, or other entity taxable as a corporation for U.S. federal income tax purposes, created or organized in or under the laws of the United States or any state thereof or the District of Columbia;
3.
an estate, the income of which is subject to U.S. federal income taxation regardless of its source; or
4.
a trust, if: (i) a court within the United States is able to exercise primary jurisdiction over its administration and one or more U.S. persons has the authority to control all of its substantial decisions or (ii) it was in existence before August 20, 1996 and a valid election is in place under applicable Treasury regulations to treat such trust as a U.S. person for U.S. federal income tax purposes

This summary is based on the provisions of the Internal Revenue Code of 1986, as amended (the “Code”), U.S. Treasury regulations, administrative rulings and judicial authority, all as in effect as of the date of this proxy statement. Subsequent developments in U.S. federal income tax law, including changes in law or differing interpretations, which may be applied retroactively, could have a material effect on the U.S. federal income tax consequences of the Reverse Stock Split.

This summary does not address all of the tax consequences that may be relevant to any particular investor, including tax considerations that arise from rules of general application to all taxpayers or to certain classes of taxpayers or that are generally assumed to be known by investors. This summary also does not address the tax consequences to (i) persons that may be subject to special treatment under U.S. federal income tax law, such as banks, insurance companies, thrift institutions, regulated investment companies, real estate investment trusts, tax-exempt organizations, U.S. expatriates, persons subject to the alternative minimum tax, persons whose functional currency is not the U.S. dollar, partnerships or other pass-through entities, traders in securities that elect to mark to market and dealers in securities or currencies, (ii) persons that hold our common stock as part of a position in a “straddle” or as part of a “hedging transaction,” “conversion transaction” or other integrated investment transaction for federal income tax purposes or (iii) persons that do not hold our common stock as “capital assets” (generally, property held for investment). This summary does not address backup withholding and information reporting. This summary does not address U.S. holders who beneficially own common stock through a “foreign financial institution” (as defined in Code Section 1471(d)(4)) or certain other non-U.S. entities specified in Code Section 1472. This summary does not address tax considerations arising under any state, local or foreign laws, or under federal estate or gift tax laws.

If a partnership (or other entity classified as a partnership for U.S. federal income tax purposes) is the beneficial owner of our common stock, the U.S. federal income tax treatment of a partner in the partnership will generally depend on the status of the partner and the activities of the partnership. Partnerships that hold our common stock, and partners in such partnerships, should consult their own tax advisors regarding the U.S. federal income tax consequences of the Reverse Stock Split.

Each holder should consult his, her or its own tax advisors concerning the particular U.S. federal tax consequences of the Reverse Stock Split, as well as the consequences arising under the laws of any other taxing jurisdiction, including any foreign, state, or local income tax consequences.

General Tax Treatment of the Reverse Stock Split

The Reverse Stock Split is intended to qualify as a “reorganization” under Section 368 of the Code that should constitute a “recapitalization” for U.S. federal income tax purposes. Assuming the Reverse Stock Split qualifies as a reorganization, a U.S. holder generally will not recognize gain or loss upon the exchange of our ordinary shares for a lesser number of ordinary shares, based upon the Reverse Stock Split ratio. A U.S. holder’s aggregate tax basis in the lesser number of ordinary shares received in the Reverse Stock Split will be the same such U.S. holder’s aggregate tax basis in the shares of our common stock that such U.S. holder owned immediately prior to the Reverse Stock Split. The holding period for the ordinary shares received in the Reverse Stock Split will include the period during which a U.S. holder held the shares of our common stock that were surrendered in the Reverse Stock Split. The United States Treasury regulations provide detailed rules for allocating the tax basis and holding period of the shares of our common stock surrendered to the shares of our common stock received pursuant to the Reverse Stock Split. U.S. holders of shares of our common stock acquired on different dates and at different prices should consult their tax advisors regarding the allocation of the tax basis and holding period of such shares.

THE FOREGOING IS INTENDED ONLY AS A SUMMARY OF CERTAIN FEDERAL INCOME TAX CONSEQUENCES OF THE REVERSE STOCK SPLIT, AND DOES NOT CONSTITUTE A TAX OPINION. EACH HOLDER OF OUR COMMON SHARES SHOULD CONSULT ITS OWN TAX ADVISOR REGARDING THE TAX CONSEQUENCES OF THE REVERSE STOCK SPLIT TO THEM AND FOR REFERENCE TO APPLICABLE PROVISIONS OF THE CODE.

Interests of Officers and Directors in this Proposal

Our officers and directors do not have any substantial interest, direct or indirect, in this proposal.

Required Vote of Stockholders

This Proposal will be approved with the affirmative vote of a majority of votes cast at the meeting (either in person or by proxy).

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” PROPOSAL NO. 2.

PROPOSAL NO. 3: RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Our board of directors has selected Baker Tilly US, LLP to audit our financial statements for the fiscal year ending December 31, 2026. Baker Tilly US, LLP has audited our financial statements since fiscal year 2020.

Although stockholder approval of the selection of Baker Tilly US, LLP is not required by law, our board of directors believes it is advisable to give stockholders an opportunity to ratify this selection. If this proposal is not approved at the Annual Meeting, the board of directors may reconsider its selection of Baker Tilly US, LLP.

PRINCIPAL ACCOUNTANT FEES AND SERVICES

Baker Tilly US, LLP acted as the Company’s independent registered public accounting firm for the years ended December 31, 2025 and 2024 and for the interim periods in such fiscal years. The following table shows the fees that were incurred by the Company for audit and other services provided by Baker Tilly US, LLP for the years ended December 31, 2025 and 2024.

	Year Ended December 31,
	2025	2024
Audit Fees(1)	$420,225	$404,568
Tax Fees(2)	—	15,900
Other Fees	—	—
Total	$420,225	$420,468

____________

(1) Audit fees represent fees for professional services provided in connection with the audit of the Company’s annual financial statements and the review of its financial statements included in the Company’s Quarterly Reports on Form 10-Q and services that are normally provided in connection with statutory or regulatory filings.

(2) Tax fees represent fees for professional services related to tax compliance, tax advice and tax planning.

Pre-Approval Policies and Procedures

All audit related services, tax services and other services rendered by Baker Tilly US, LLP were pre-approved by the Company’s Board of Directors. Commencing in 2020, the Audit Committee was charged with all pre-approval activities with respect to the Company’s independent registered public accounting firm. The Audit Committee has adopted a pre-approval policy that provides for the pre-approval of all services performed for the Company by its independent registered public accounting firm. Our independent registered public accounting firm and management are required to periodically report to the Audit Committee regarding the extent of services provided by the independent registered public accounting firm in accordance with this pre-approval policy, and the fees for the services performed to date.

Report of the Audit Committee

The Audit Committee oversees our financial reporting process. Management has the primary responsibility for the consolidated financial statements and the reporting process, including our system of internal control over financial reporting. In fulfilling its oversight responsibilities, the Audit Committee reviewed and discussed the audited consolidated financial statements in our Annual Report on Form 10-K for the year ended December 31, 2025 with management, including a discussion of the quality, not merely the acceptability, of the accounting and financial reporting principles, the reasonableness of significant judgments and the clarity of disclosures in the financial statements.

The Audit Committee reviewed our audited consolidated financial statements with our independent auditor, which is responsible for expressing an opinion on the conformity of those audited consolidated financial statements with U.S. generally accepted accounting principles, including a discussion of such matters as are required to be discussed under U.S. generally accepted auditing standards. In addition, the Audit Committee has discussed with the independent auditor its independence from us and our management, including as set forth in Auditing Standard 1301: Communications with Audit Committees (formerly known as Auditing Standard No. 16). The Audit Committee has also considered the compatibility of the independent auditor’s provision of non-audit services to us with the auditor’s independence.

The Audit Committee discussed with our independent auditor the overall scope and plan for its audit. The Audit Committee met with the independent auditor, with and without management present, to discuss the results of its examinations, its evaluations of our internal controls and the overall quality of our financial reporting.

Based on the reviews and discussions referred to above, the Audit Committee recommended that our audited consolidated financial statements be included in our Annual Report on Form 10-K for the year ended December 31, 2025 for filing with the SEC. This report is provided by the following directors, who perform the functions of the Audit Committee:

Jess Roper, Chairman of Audit Committee

Jennifer Carver, BSN, MBA

Lakhmir Chawla, MD

Required Vote of Stockholders

The affirmative vote of a majority of votes cast at the meeting (either in person or by proxy) is required for the approval of this Proposal.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” PROPOSAL NO. 3.

CORPORATE GOVERNANCE

Our business affairs are managed under the direction of our Board. Our Board has adopted a set of Corporate Governance Guidelines as a framework for the governance of the Company.

Number and Terms of Office of Officers and Directors

Our Board is divided into three classes, designated Class A, Class B and Class C, with only one class of directors being elected in each year and each class serving a three-year term.

Our officers are appointed by the Board and serve until such person’s successor is appointed or until such person’s earlier resignation, death or removal. Our Board is authorized to appoint persons to the offices set forth in our bylaws as it deems appropriate. Our bylaws provide that our officers may consist of a Chief Executive Officer, President, Secretary, Treasurer, Chief Financial Officer, Vice Presidents and such other offices as may be determined by the Board.

Board Composition

Classified Board of Directors

In accordance with our amended and restated certificate of incorporation, our board of directors is divided into three classes with staggered three-year terms. At each annual general meeting of stockholders, the successors to the directors whose terms then expire will be elected to serve from the time of election and qualification until the third annual meeting following their election. Our directors are divided among the three classes as follows:

•
The Class A director is Ms. Carver, and her term will expire at the annual meeting of stockholders held in 2026;
•
The Class B directors are Messrs. Rolke and Roper, and their terms will expire at the annual meeting of stockholders held in 2027; and
•
The Class C director is Dr. Chawla, and his term will expire at the annual meeting of stockholders held in 2028.

We expect that any additional directorships resulting from an increase in the number of directors will be distributed among the three classes so that, as nearly as possible, each class will consist of one-third of the directors. The division of our board of directors into three classes with staggered three-year terms may delay or prevent a change of our management or a change in control.

Director Independence

Our board of directors currently consists of four members. Our board of directors has determined that all of our directors, other than Mr. Rolke, qualify as “independent” directors in accordance with the rules of the SEC and the Nasdaq, Marketplace Rules, or the Nasdaq Listing Rules, which the Company has adopted as its independence standards. Mr. Rolke is not considered independent because he is an executive officer of the Company. Under the Nasdaq Listing Rules, the definition of independence includes a series of objective tests, such as that the director is not, and has not been for at least three years, one of our employees and that neither the director nor any of his or her family members has engaged in various types of business dealings with us. In addition, as required by the Nasdaq Listing Rules, our board of directors has made a subjective determination as to each independent director that no relationships exist that, in the opinion of our board of directors, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. In making these determinations, our board of directors reviewed and discussed information provided by the directors and us with regard to each director’s relationships as they may relate to us and our management.

Leadership Structure of the Board

Our bylaws and corporate governance guidelines provide our board of directors with flexibility to combine or separate the positions of Chairman of the board of directors and Chief Executive Officer.

Our board of directors has concluded that upon an election of a chairperson to the board, our current leadership structure is appropriate at this time. However, our board of directors will continue to periodically review our leadership structure and may make such changes in the future as it deems appropriate.

Role of Board in Risk Oversight Process

Risk assessment and oversight are an integral part of our governance and management processes. Our board of directors encourages management to promote a culture that incorporates risk management into our corporate strategy and day-to-day business operations. Management discusses strategic and operational risks at regular management meetings and conducts specific strategic planning and review sessions during the year that include a focused discussion and analysis of the risks facing us. Throughout the year, senior management reviews these risks with the board of directors at regular board meetings as part of management presentations that focus on particular business functions, operations or strategies, and presents the steps taken by management to mitigate or eliminate such risks.

Our board of directors does not have a standing risk management committee, but rather administers this oversight function directly through our board of directors as a whole, as well as through various standing committees of our board of directors that address risks inherent in their respective areas of oversight. While our board of directors is responsible for monitoring and assessing strategic risk exposure, our audit committee is responsible for overseeing our major financial risk exposures and the steps our management has taken to monitor and control these exposures. The audit committee also approves or disapproves any related person transactions. Our nominating and corporate governance committee monitors the effectiveness of our corporate governance guidelines. Our compensation committee assesses and monitors whether any of our compensation policies and programs has the potential to encourage excessive risk-taking.

Board Committees

Our board of directors has established an audit committee, a compensation committee and a nominating and corporate governance committee. Our board of directors may establish other committees to facilitate the management of our business. The composition and functions of each committee are described below. Members serve on these committees until their resignation or until otherwise determined by our board of directors. Each committee has adopted a written charter that satisfies the applicable rules and regulations of the SEC rules and regulations and the Nasdaq Listing Rules, which are posted on our website. The reference to our website address does not constitute incorporation by reference of the information contained at or available through our website.

Audit Committee

Revelation has a separately-designated standing Audit Committee established in accordance with Section 3(a)(58)(A) of the Exchange Act and Nasdaq listing rules. In addition, the board of directors adopted a written charter for the Audit Committee. The Audit Committee’s duties, will include, but are not limited to:

•
appoints our independent registered public accounting firm;
•
evaluates the independent registered public accounting firm’s qualifications, independence, and performance;
•
determines the engagement of the independent registered public accounting firm;
•
reviews and approves the scope of the annual audit and pre-approves the audit and non-audit fees and services;
•
reviews and approves all related party transactions on an ongoing basis;
•
establishes procedures for the receipt, retention and treatment of any complaints received by us regarding accounting, internal accounting controls or auditing matters;
•
discusses with management and the independent registered public accounting firm the results of the annual audit and the review of our quarterly financial statements;
•
approves the retention of the independent registered public accounting firm to perform any proposed permissible non-audit services;
•
discusses on a periodic basis, or as appropriate, with our management’s policies and procedures with respect to risk assessment and risk management;
•
consults with management to establish procedures and internal controls relating to cybersecurity;
•
is responsible for reviewing our financial statements and our management’s discussion and analysis of financial condition and results of operations to be included in our annual and quarterly reports to be filed with the SEC;
•
investigates any reports received through the ethics helpline and reports to the board of directors periodically with respect to any information received through the ethics helpline and any related investigations; and
•
reviews the audit committee charter and the audit committee’s performance on an annual basis.

The Audit Committee includes Mr. Roper, Dr. Chawla and Ms. Carver, with Mr. Roper as Chair. Mr. Roper qualifies as an audit committee financial expert, as defined by the SEC rules. In addition, Revelation certified to Nasdaq that the Audit Committee has, and will continue to have, at least one member who has past employment experience in finance or accounting, requisite professional certification in accounting, or other comparable experience or background that results in the individual’s financial sophistication, including being or having been a chief executive officer, chief financial officer or other senior officer with financial oversight responsibilities. It has been determined that Mr. Roper satisfies such requirements.

Nominating and Governance Committee

Revelation’s Nominating and Governance Committee includes Ms. Carver, Mr. Roper and Dr. Chawla, each of whom has been determined to be independent under the Nasdaq Listing Rules. The Nominating and Governance Committee adopted a written charter.

Specific responsibilities of the Nominating and Governance Committee include:

•
identifying, evaluating and selecting, or recommending that board of directors approve, nominees for election to board of directors;
•
evaluating the performance of board of directors and of individual directors;
•
reviewing developments in corporate governance practices;
•
evaluating the adequacy of corporate governance practices and reporting;
•
reviewing management succession plans; and
•
developing and making recommendations to the board of directors regarding corporate governance guidelines and matters.

Compensation Committee

Revelation's Compensation Committee established in accordance with the Nasdaq Listing Rules, includes Dr. Chawla, Ms. Carver and Mr. Roper, each of whom has been determined to be independent under the Nasdaq Listing Rules and is a “non-employee director” as defined in Rule 16b-3 promulgated under the Exchange Act. The chair of Revelation’s compensation committee is Dr. Chawla.

The Compensation Committee oversees Revelation’s policies relating to compensation and benefits of its officers and employees. The Compensation Committee reviews and approves or recommends corporate goals and objectives relevant to compensation of its executive officers (other than the Chief Executive Officer), evaluates the performance of these officers in light of those goals and objectives and approves the compensation of these officers based on such evaluations. The Compensation Committee also reviews and approves or makes recommendations to the board of directors regarding the issuance of stock options and other awards under Revelation’s stock plans to its executive officers (other than the Chief Executive Officer). The Compensation Committee reviews the performance of the Chief Executive Officer and makes recommendations to the board of directors with respect to his compensation, and the board of directors retains the authority to make compensation decisions relative to the Chief Executive Officer. The Compensation Committee reviews and evaluates, on an annual basis, the compensation committee charter and the compensation committee’s performance.

Compensation Committee Interlocks and Insider Participation

No member of the Compensation Committee has ever been an officer or employee of Revelation. None of Revelation’s executive officers serve, or have served during the last fiscal year, as a member of the compensation committee or other board committee performing equivalent functions of any other entity that has one or more executive officers serving as one of Revelation’s directors or on the Compensation Committee.

Code of Conduct and Ethics

The Revelation Board adopted a Code of Ethics that applies to all its employees including its principal executive and financial officers.

Family Relationships

There are no family relationships among our directors or executive officers.

Involvement in Certain Legal Proceedings

None of our directors, executive officers, promoters or control persons has been involved in any events requiring disclosure under Item 401(f) of Regulation S-K.

Attendance of Directors at Board Meetings and Annual Meeting of Stockholders

During 2025, the Board of Directors met four times, the Compensation Committee met two times, the Nominating and Corporate Governance Committee met one time and the Audit Committee met four times. Each director who was on the Board during this timeframe attended at least 100% of the aggregate number of meetings held during his or her term of service. In 2025, the Company held its Annual Meeting of Stockholders which was attended by Mr. Rolke. The Company does not have a policy requiring its directors to attend the Annual Meeting of Stockholders.

Director Compensation

The general policy of the Board is that compensation for independent directors should be a fair mix between cash and equity-based compensation. Additionally, the Company reimburses directors for reasonable expenses incurred during the course of their performance. There are no long-term incentive or medical reimbursement plans. The Company does not pay directors who are part of management for Board service in addition to their regular employee compensation. The Board determines the amount of director compensation. The Board may delegate such authority to the compensation committee.

The following table sets forth the total cash and equity compensation paid to our non-employee directors for service on our board of directors during 2025:

Name	Fees earned or paid in cash ($)	Option-based awards ($)	Stock-based awards ($)(2)	Total ($)
George Tidmarsh, M.D., Ph.D.(1)	23,736	-	701	24,437
Jennifer Carver, BSN, MBA	60,000	-	21,638	81,638
Jess Roper	60,000	-	21,638	81,638
Lakhmir Chawla, M.D.	60,000	-	21,638	81,638

(1)
On May 23, 2025, Dr. Tidmarsh resigned from his position on the Company’s board of directors.

(2)
Amounts in this column reflect the aggregate grant date fair value of awards of restricted stock granted in 2025 under our 2021 Plan and computed in accordance with ASC Topic 718. These amounts reflect the accounting cost for these RSAs and do not represent the actual economic value that may be realized by the director.

Indemnification Agreements

Our amended and restated bylaws require us to indemnify our directors and officers to the fullest extent permitted by Delaware law. We have also entered into certain indemnification agreements with our directors and officers.

Executive Officers

The following table sets forth information regarding our executive officers, including their ages as of May 11, 2026:

Name	Age	Position
James Rolke (1)	57	Chairman, Director, and Chief Executive Officer
Chester S. Zygmont, III	45	Chief Financial Officer

(1) For Mr. Rolke’s biographical information, see above in “Information about Our Directors”

Chester S. Zygmont, III — Chief Financial Officer. Mr. Zygmont has been the Company’s Chief Financial Officer since inception. Mr. Zygmont brings over 20 years of experience in finance to the company with a wide range of industry applications. In 2016, Mr. Zygmont Co-Founded Jivanas, a social enterprise that owns and operates a factory in Nepal, that is focused on creating jobs for people at risk for human trafficking. Jivanas has operations in Nepal, Hong Kong, and the USA. During 2013, Mr. Zygmont Co-Founded oOxesis Biotechnology, LLC, a biologics lab that worked on developing therapies for unmet needs. From June 2012 to January 2016, Mr. Zygmont was the Senior Director of Finance, at La Jolla Pharmaceutical Company. During Mr. Zygmont’s tenure at La Jolla, he brought the company to its Nasdaq listing. Prior to La Jolla, Mr. Zygmont served as Managing Director at Z3 Capital, LLC from March 2009 to June 2012. Z3 Capital, LLC, a privately held investment firm, focused on investment acquisition and venture funding for multiple startup companies in real estate, medical device and biotechnology. Mr. Zygmont also served as Vice President at Symmetry Advisors, Inc. a private equity leveraged buyout firm. While at Symmetry, he managed all finance and accounting for its SPAC, was a key player on a $600 million buyout of a portfolio company, and subsequently led the restructuring of its manufacturing division. Mr. Zygmont earned his M.S. in Finance from Baruch College, Zicklin School of Business and his

B.A. from Eastern University.

Executive Officer Compensation

Executive Compensation Overview

Each of the Company’s executive officers receives a base salary to compensate them for services rendered to the Company. The base salary is intended to provide a fixed component of compensation reflecting the executive’s skill set, experience, position and responsibilities.

Effective as of July 27, 2021, the Company entered into separate Executive Employment Agreements with Messrs. Rolke and Zygmont for their service as Chief Executive Officer and Chief Financial Officer, respectively (collectively, the “Executive Employment Agreements”). The Executive Employment Agreements provide for a term of three years, unless terminated earlier in accordance with their terms.

The Executive Employment Agreements provide for an annual base salary of $625,000 for Mr. Rolke and $514,700 for Mr. Zygmont, which was set by the Compensation Committee on January 8, 2026, retroactive to January 1, 2026, and approved payment of the 2025 annual performance bonuses for Mr. Rolke in the amount of $441,788 and Mr. Zygmont in the amount of $255,150. Messrs. Rolke and Zygmont are also eligible to receive an annual performance bonus targeted at 55% for Mr. Rolke, which was increased from 45%, and 40% for Mr. Zygmont of their respective base salaries or as otherwise determined in the sole discretion of the board (each, an “Annual Bonus”), as well as equity incentive grants as determined by the Board in its sole discretion.

Pursuant to the Executive Employment Agreements, if his employment is terminated as a result of a “Covered Termination Event” that is not in connection with a change in control of the Company, then each of Messrs. Rolke and Zygmont will be entitled to receive a lump sum payment equal to twelve months of severance payments at his then current base salary, plus a pro-rata portion of his Annual Bonus for the fiscal year in which his termination occurs based on actual achievement of the applicable bonus objectives and/or conditions for such year, plus continuation of medical benefits. If Mr. Rolke’s or Mr. Zygmont’s employment is terminated as a result of a “Covered Termination Event” in connection with a change in control of the Company, then each of Messrs. Rolke and Zygmont will be entitled to receive a lump sum payment equal to one times the sum of his then current base salary, plus his target bonus in effect for the year in which his termination of employment occurs, plus a pro-rata portion of his Annual Bonus for the fiscal year in which his termination occurs based on actual achievement of the applicable bonus objectives and/or conditions for such year, continuation of medical benefits and acceleration of vesting of all outstanding and unvested equity-based awards. “Covered Termination Event” means (i) a dismissal or discharge other than for Cause and other than by reason of death or disability, or (ii) a voluntary termination for Good Reason.

Historically, our executive compensation program has reflected our growth and development-oriented corporate culture. To date, the compensation of our Chief Executive Officer and President and our other executive officers identified in the 2025 and 2024 Summary Compensation Table below, who we refer to as the named executive officers, has consisted of a combination of base salary, bonuses and long-term incentive compensation in the form of restricted common stock awards and incentive stock options. Our named executive officers who are full-time employees, like all other full-time employees, are eligible to participate in our retirement and health and welfare benefit plans. We will evaluate our compensation values and philosophy and compensation plans and arrangements as circumstances merit. At a minimum, we expect to review executive compensation annually with input from a compensation consultant. As part of this review process, we expect the board of directors and the compensation committee to apply our values and philosophy, while considering the compensation levels needed to ensure our executive compensation program remains competitive with our peers. In connection with our executive compensation program, we will also review whether we are meeting our retention objectives and the potential cost of replacing a key employee.

Summary Compensation Table

The following table shows the total compensation awarded to, earned by, or paid to during the years ended December 31, 2025 and 2024 to our executive officers who earned more than $100,000 during each of the fiscal years ended December 31, 2025 and 2024 and were serving as named executive officers as of such date.

Our named executive officers for 2025 and 2024 who appear in the Summary Compensation Table are:

•
James Rolke, our Chairman, Director, and Chief Executive Officer; and
•
Chester S. Zygmont, III, our Chief Financial Officer.

The following table sets forth, for the years ended December 31, 2025 and 2024, all compensation paid, distributed or earned for services, including salary and bonus amounts, rendered in all capacities by the Company’s named executive officers. The information contained below represents compensation earned by the Company’s officers for their work related to the Company:

						Non-equity incentive plan compensation ($)
Name and Position	Year	Salary ($)	Bonus ($)(1)	Stock-based awards ($)	Option-based awards ($)	Annual incentive plans	Long term incentive plans	All other compensation ($)(2)	Total compensation ($)
James Rolke	2025	589,050	280,500	639,890	—	—	—	15,091	1,524,532
Chairman, Director, and CEO	2024	561,000	237,500	—	—	—	—	14,726	813,226
Chester S. Zygmont, III	2025	425,250	162,000	581,659	—	—	—	16,500	1,185,409
CFO	2024	405,000	142,579	—	—	—	—	16,427	564,006

(1)
The amounts reflected in the column entitled “Bonus” reflect the cash amount of bonus earned by each of the officers in consideration for their fiscal 2025 and 2024 performance, respectively, but paid to such officers during fiscal 2026 and 2025, respectively.
(2)
Unless otherwise indicated, the amounts reported in this column represent the Company’s matching contribution to the named executive officer’s Simple IRA plan account paid by the Company.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR END

The following table provides information regarding the 2021 Equity Incentive Plan awards and the 2020 Equity Incentive Plan awards for each named executive officer outstanding as of December 31, 2025:

		Option-based Awards				Stock-based Awards
Name	Date of Grant(1)	Number of securities underlying unexercised options (#)	Option exercise price ($)	Option expiration date	Value of unexercised in-the-money options at December 31, 2025 ($)	Number of shares or units of shares that have not vested (#)	Market or payout value of share awards that have not vested ($)
James Rolke, Chairman, Director, and CEO	10/28/2025	—	—	—	—	97,654	312,415
Chester S. Zygmont, III, CFO	10/28/2025	—	—	—	—	97,654	312,415
(1)
The stock awards vest quarterly over one year from the date of grant, subject to continued service through each such vesting date.

Pay Versus Performance Disclosure

Pay Versus Performance Table

As required by Section 953(a) of the Dodd-Frank Act and Item 402(v) of SEC Regulation S-K, we are providing the following information about the relationship between “compensation actually paid” to our “named executive officers,” within the meaning of such rules, and certain financial performance measures of our Company. The table below provides information regarding compensation actually paid to our CEO, who serves as our principal executive officer (“PEO”), and compensation actually paid to our CFO, our only other non-PEO named executive officer, during each of the past three fiscal years, as well as our total stockholder return and net loss for each of the past three fiscal years.

Year	Summary Compensation Table Total for PEO(1)	Compensation Actually Paid to PEO(2)(3)	Average Summary Compensation Table Total for Non-PEO Named Executive Officers(4)	Average Compensation Actually Paid to Non-PEO Named Executive Officers(5)(6)	Value of Initial Fixed $100 Investment Based On Total Shareholder Return(7)	Net Loss (millions)(8)
2025	$1,524,532	$1,197,056	$1,185,409	$916,165	$0.01	$(8.91)
2024	$813,226	$813,226	$564,006	$564,006	$0.23	$(15.04)
2023	$649,250	$649,250	$479,141	$479,141	$7.52	$(0.12)

(1)
Amounts reported represent the Summary Compensation Table total for our CEO for each of the fiscal years presented. See “Executive Compensation—Summary Compensation Table.”
(2)
Amounts reported represent compensation actually paid to our CEO for each of the fiscal years presented. The dollar amounts in this column do not reflect the actual amount of compensation earned by or paid to our CEO during the applicable fiscal year.
(3)
Compensation actually paid to our PEO consists of the following amounts deducted from or added to the Summary Compensation Table total for our CEO for each of the fiscal years presented:

James Rolke
Summary Compensation Table Total for Fiscal 2025	$1,524,532
Deduct: Stock awards(a)	639,890
Deduct: Option awards(b)	—
Add: Fiscal year-end value of equity awards granted during the fiscal year that are outstanding and unvested(c)	312,415
Add: Change in fair value of equity awards granted in prior fiscal years that are outstanding and unvested(d)	—
Add: Change in fair value of equity awards granted in prior fiscal years that vested during the fiscal year(e)	—
Add: Value of dividend equivalents accrued on equity awards during the fiscal year	—
Compensation Actually Paid for Fiscal 2025	$1,197,056

Summary Compensation Table Total for Fiscal 2024	$813,226
Deduct: Stock awards(a)	—
Deduct: Option awards(b)	—
Add: Fiscal year-end value of equity awards granted during the fiscal year that are outstanding and unvested(c)	—
Add: Change in fair value of equity awards granted in prior fiscal years that are outstanding and unvested(d)	—
Add: Change in fair value of equity awards granted in prior fiscal years that vested during the fiscal year(e)	—
Add: Value of dividend equivalents accrued on equity awards during the fiscal year	—
Compensation Actually Paid for Fiscal 2024	$813,226

Summary Compensation Table Total for Fiscal 2023	$649,250
Deduct: Stock awards(a)	—
Deduct: Option awards(b)	—
Add: Fiscal year-end value of equity awards granted during the fiscal year that are outstanding and unvested(c)	—
Add: Change in fair value of equity awards granted in prior fiscal years that are outstanding and unvested(d)	—
Add: Change in fair value of equity awards granted in prior fiscal years that vested during the fiscal year(e)	—
Add: Value of dividend equivalents accrued on equity awards during the fiscal year	—
Compensation Actually Paid for Fiscal 2023	$649,250

(a)
Represents the total of the amounts reported in the “Stock Awards” column in the Summary Compensation Table for the applicable fiscal year.
(b)
Represents the total of the amounts reported in the “Option Awards” column in the Summary Compensation Table for the applicable fiscal year.
(c)
Represents the fiscal year-end value of equity awards granted during the applicable fiscal year that are outstanding and unvested as of the end of such applicable fiscal year.
(d)
Represents the amount of change as of the end of the applicable fiscal year (from the end of the prior fiscal year) in fair value of any equity awards granted in prior fiscal years that are outstanding and unvested as of the end of such applicable fiscal year.
(e)
Represents the amount of change as of the vesting date (from the end of the prior fiscal year) in fair value of any equity awards granted in prior fiscal years that vested during the applicable fiscal year.

Since we do not have a pension plan, all of the foregoing adjustments are equity award adjustments for each applicable fiscal year and include the addition (or subtraction, as applicable) of the following: (i) the fiscal year-end fair value of any equity awards granted in the applicable fiscal year that are outstanding and unvested as of the end of such applicable fiscal year; (ii) the amount of change as of the end of the applicable fiscal year (from the end of the prior fiscal year) in fair value of any equity awards granted in prior fiscal years that are outstanding and unvested as of the end of such applicable fiscal year; (iii) for equity awards that are granted and vest in the same applicable fiscal year, the fair value as of the vesting date; (iv) for equity awards granted in prior fiscal years that vest in the applicable fiscal year, the amount equal to the change as of the vesting date (from the end of the prior fiscal year) in fair value; (v) for equity awards granted in prior fiscal years that are determined to fail to meet the applicable vesting conditions during the applicable fiscal year, a deduction for the amount equal to the fair value at the end of the prior fiscal year; and (vi) the dollar value of any dividends or other earnings paid on equity awards in the applicable fiscal year prior to the vesting date that are not otherwise reflected in the fair value of such award or included in any other component of total compensation for such applicable fiscal year. Adjustments as provided in clauses (iii) and (vi) are inapplicable for all of the fiscal years presented in the table.

The valuation assumptions used to calculate fair values did not materially differ from those disclosed at the time of grant. The value of option awards is based on the fair value as of the end of the covered fiscal year or change in fair value during the covered fiscal year, in each case based on our Black-Scholes option pricing model, the assumptions of which are described in Note 9 to our consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2025.

(4)
Average Summary Compensation Table total for non-PEO named executive officers reflects the Summary Compensation Table total for Chester S. Zygmont, III.
(5)
The amounts in this column represent the compensation actually paid to Chester S. Zygmont, III, our only other non-PEO named executive officer, for each of the fiscal years presented. The dollar amounts in this column do not reflect the actual average amount of compensation earned by or paid to the non-PEO during the applicable fiscal year.
(6)
Average compensation actually paid to our non-PEO named executive officer consists of the following amounts deducted from or added to the Summary Compensation Table total for our CFO for each of the fiscal years presented:

Chester S. Zygmont, III
Summary Compensation Table Total for Fiscal 2025	$1,185,409
Deduct: Stock awards(a)	581,659
Deduct: Option awards(b)	—
Add: Fiscal year-end value of equity awards granted during the fiscal year that are outstanding and unvested(c)	312,415
Add: Change in fair value of equity awards granted in prior fiscal years that are outstanding and unvested(d)	—
Add: Change in fair value of equity awards granted in prior fiscal years that vested during the fiscal year(e)	—
Add: Value of dividend equivalents accrued on equity awards during the fiscal year	—
Compensation Actually Paid for Fiscal 2025	$916,165

Summary Compensation Table Total for Fiscal 2024	$564,006
Deduct: Stock awards(a)	—
Deduct: Option awards(b)	—
Add: Fiscal year-end value of equity awards granted during the fiscal year that are outstanding and unvested(c)	—
Add: Change in fair value of equity awards granted in prior fiscal years that are outstanding and unvested(d)	—
Add: Change in fair value of equity awards granted in prior fiscal years that vested during the fiscal year(e)	—
Add: Value of dividend equivalents accrued on equity awards during the fiscal year	—
Compensation Actually Paid for Fiscal 2024	$564,006

Summary Compensation Table Total for Fiscal 2023	$479,141
Deduct: Stock awards(a)	—
Deduct: Option awards(b)	—
Add: Fiscal year-end value of equity awards granted during the fiscal year that are outstanding and unvested(c)	—
Add: Change in fair value of equity awards granted in prior fiscal years that are outstanding and unvested(d)	—
Add: Change in fair value of equity awards granted in prior fiscal years that vested during the fiscal year(e)	—
Add: Value of dividend equivalents accrued on equity awards during the fiscal year	—
Compensation Actually Paid for Fiscal 2023	$479,141
(a)
Represents the total of the amounts reported in the “Stock Awards” column in the Summary Compensation Table for the applicable fiscal year.
(b)
Represents the total of the amounts reported in the “Option Awards” column in the Summary Compensation Table for the applicable fiscal year.
(c)
Represents the fiscal year-end value of equity awards granted during the applicable fiscal year that are outstanding and unvested as of the end of such applicable fiscal year.
(d)
Represents the amount of change as of the end of the applicable fiscal year (from the end of the prior fiscal year) in fair value of any equity awards granted in prior fiscal years that are outstanding and unvested as of the end of such applicable fiscal year.
(e)
Represents the amount of change as of the vesting date (from the end of the prior fiscal year) in fair value of any equity awards granted in prior fiscal years that vested during the applicable fiscal year.

Since we do not have a pension plan, all of the foregoing adjustments are equity award adjustments for each applicable fiscal year and include the addition (or subtraction, as applicable) of the following: (i) the fiscal year-end fair value of any equity awards granted in the applicable fiscal year that are outstanding and unvested as of the end of such applicable fiscal year; (ii) the amount of change as of the end of the applicable fiscal year (from the end of the prior fiscal year) in fair value of any equity awards granted in prior fiscal years that are outstanding and unvested as of the end of such applicable fiscal year; (iii) for equity awards that are granted and vest in the same applicable fiscal year, the fair value as of the vesting date; (iv) for equity awards granted in prior fiscal years that vest in the applicable fiscal year, the amount equal to the change as of the vesting date (from the end of the prior fiscal year) in fair value; (v) for equity awards granted in prior fiscal years that are determined to fail to meet the applicable vesting conditions during the applicable fiscal year, a deduction for the amount equal to the fair value at the end of the prior fiscal year; and (vi) the dollar value of any dividends or other earnings paid on equity awards in the applicable fiscal year prior to the vesting date that are not otherwise reflected in the fair value of such award or included in any other component of total compensation for such applicable fiscal year. Adjustments as provided in clauses (iii) and (vi) are inapplicable for all of the fiscal years presented in the table.

The valuation assumptions used to calculate fair values did not materially differ from those disclosed at the time of grant. The value of option awards is based on the fair value as of the end of the covered fiscal year or change in fair value during the covered fiscal year, in each case based on our Black-Scholes option pricing model, the assumptions of which are described in Note 9 to our consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2025.

(7)
The total shareholder return is calculated by dividing the sum of the cumulative amount of dividends for the measurement period, assuming dividend reinvestment, and the difference between our common stock price at the end and the beginning of the measurement period by our stock price at the beginning of the measurement period.
(8)
Amounts reported represent the amount of net loss reflected in our audited consolidated financial statements for the applicable fiscal year and is presented in thousands.

Pay Versus Performance Relationship

In accordance with Item 402(v) of SEC Regulation S-K, we are providing the following descriptions of the relationships between information presented in the Pay versus Performance table above.

Compensation Actually Paid and Company TSR

As demonstrated by the following graph, the amount of compensation actually paid to our NEOs is generally aligned with our cumulative total stockholder return (“TSR”) (assuming reinvestment of dividends) on $100 invested in our common stock over the three fiscal years presented in the table. The overall alignment of compensation actually paid with our cumulative TSR over the period presented is because a significant portion of the compensation actually paid to our NEOs is comprised of equity awards, the value of which is driven by our stock price.

Compensation Actually Paid and Net Loss

As demonstrated by the following graph, the amount of compensation actually paid to our NEOs is not necessarily aligned with our net loss for each of the three fiscal years presented in the table.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

Security Ownership of Certain Beneficial Owners and Management

The following table also sets forth information known to us regarding the beneficial ownership of our common stock as of April 30, 2026:

•
each person who is, or is expected to be, the beneficial owner of more than 5% of the outstanding shares of our common stock;
•
each of our current officers and directors; and
•
all current executive officers and directors of the Company, as a group.

Beneficial ownership is determined according to the rules of the SEC, which generally provide that a person has beneficial ownership of a security if he, she or it possesses sole or shared voting or investment power over that security, including options and warrants that are currently exercisable or exercisable within 60 days. Shares of common stock issuable pursuant to options or warrants are deemed to be outstanding for purposes of computing the beneficial ownership percentage of the person or group holding such options or warrants but are not deemed to be outstanding for purposes of computing the beneficial ownership percentage of any other person.

The beneficial ownership of our common stock is based on 3,908,420 shares of common stock issued and outstanding as of April 30, 2026.

Unless otherwise indicated, we believe that all persons named in the table have sole voting and investment power with respect to all shares of common stock owned by them.

Name	Number of Shares Beneficially Owned	Beneficial Ownership (%)
Five Percent Holders:
Armistice Capital Master Fund Ltd.(1)	288,332	7.4%
Directors and Officers of Revelation(2):
James Rolke(3)	98,181	2.5%
Jennifer Carver, BSN, MBA(4)	4,886	*
Jess Roper(5)	4,956	*
Lakhmir Chawla, M.D.(6)	4,286	*
Chester S. Zygmont, III(7)	74,971	1.9%
All Directors and Officers as a Group (Five Individuals)	187,280	4.8%

* Less than one percent.

(1)
The securities are held by Armistice Capital Master Fund Ltd., (“Armistice Master Fund”), and may be deemed to be beneficially owned by: (i) Armistice Capital, LLC (“Armistice Capital”), as the investment manager of the Armistice Master Fund; and (ii) Steven Boyd, as the Managing Member of Armistice Capital. The address of Armistice Capital Master Fund Ltd. is c/o Armistice Capital, LLC, 510 Madison Avenue, 7th Floor, New York, NY 10022. Shares beneficially owned is based on 288,332 shares of common stock reported on Form 13G/A with the SEC on February 17, 2026.
(2)
Unless otherwise indicated, the business address of each of the individuals is c/o Revelation Biosciences, Inc., 4660 La Jolla Village Dr., Suite 100, San Diego, CA 92122.
(3)
Consists of (i) 81,530 shares of common stock held directly by Mr. Rolke and (ii) 16,651 shares of common stock issuable within 60 days due to vesting of RSU grants.
(4)
Consists of (i) 2,262 shares of common stock held directly by Ms. Carver and (ii) 2,624 shares of common stock issuable within 60 days due to vesting of RSU grants.
(5)
Consists of (i) 2,332 shares of common stock held directly by Mr. Roper and (ii) 2,624 shares of common stock issuable within 60 days due to vesting of RSU grants.
(6)
Consists of (i) 1,662 shares of common stock held directly by Mr. Chawla and (ii) 2,624 shares of common stock issuable within 60 days due to vesting of RSU grants.

(7)
Consists of (i) 72,526 shares of common stock held by The Zygmont Family Trust Dated October 25, 2016, (ii) 2 shares of common stock held by Czeslaw Capital Fund, LLC, and (iii) 2,443 shares of common stock issuable within 60 days due to vesting of RSU grants to Mr. Zygmont.

Securities Authorized for Issuance Under Equity Incentive Plans

The following table contains information about our equity compensation plans as of December 31, 2025. As of such date, we had outstanding awards under one equity compensation plan: our 2021 Equity Incentive Plan.

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights(1) (a)	Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights(2) (b)	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a)) (c)(3)
Equity compensation plans approved by security holders	3	$6,854.40	323,208
Equity compensation plans not approved by security holders	—	—	—
Total	3	$6,854.40	323,208

(1)	Securities to be issued include outstanding stock options and outstanding restricted stock units.

(2)	The weighted-average exercise price does not take into account shares issuable upon vesting of outstanding restricted stock unit awards, if any, which have no exercise price.
(3)

The 2021 Equity Incentive Plan contains an “evergreen” provision pursuant to which the number of shares of common stock available for issuance under the plan is automatically increased on the first day of each quarter by an amount equal to 10% of the aggregate number of fully diluted shares of our common stock outstanding on the first day of the preceding fiscal quarter, or such lesser number as may be determined by the Board of Directors.

Certain Relationships and Related Person Transactions, and Director Independence

Related Party Policy

Our Code of Ethics requires us to avoid, wherever possible, all related party transactions that could result in actual or potential conflicts of interests, except under guidelines approved by the board of directors (or the audit committee). Related-party transactions are defined as transactions in which (1) the aggregate amount involved will or may be expected to exceed $120,000 in any calendar year, (2) we or any of our subsidiaries is a participant, and (3) any (a) executive officer, director or nominee for election as a director, (b) greater than 5% beneficial owner of our shares of common stock, or (c) immediate family member, of the persons referred to in clauses (a) and (b), has or will have a direct or indirect material interest (other than solely as a result of being a director or a less than 10% beneficial owner of another entity). A conflict of interest situation can arise when a person takes actions or has interests that may make it difficult to perform his or her work objectively and effectively. Conflicts of interest may also arise if a person, or a member of his or her family, receives improper personal benefits as a result of his or her position.

Our audit committee, pursuant to its written charter, will be responsible for reviewing and approving related-party transactions to the extent we enter into such transactions. The audit committee will consider all relevant factors when determining whether to approve a related party transaction, including whether the related party transaction is on terms no less favorable to us than terms generally available from an unaffiliated third-party under the same or similar circumstances and the extent of the related party’s interest in the transaction. No director may participate in the approval of any transaction in which he is a related party, but that director is required to provide the audit committee with all material information concerning the transaction. We also require each of our directors and executive officers to complete a directors’ and officers’ questionnaire that elicits information about related party transactions.

These procedures are intended to determine whether any such related party transaction impairs the independence of a director or presents a conflict of interest on the part of a director, employee or officer.

To further minimize conflicts of interest, our Audit Committee is responsible for reviewing and approving any related party transactions in accordance with our Related Party Policy described above.

OTHER MATTERS

Stockholder Proposals and Director Nominations for Next Year’s Annual Meeting

Pursuant to Rule 14a-8 of the Exchange Act, stockholders who wish to submit proposals for inclusion in the proxy statement for the 2027 Annual Meeting of Stockholders must send such proposals to our Corporate Secretary at the address set forth on the first page of this Proxy Statement. Such proposals must be received by us as of the close of business (5:00 p.m. Pacific Time) on January 11, 2027 and must comply with Rule 14a-8 of the Exchange Act. Such proposals may or may not be included in the proxy statement.

As set forth in our bylaws, if a stockholder intends to make a nomination for director election or present a proposal for other business (other than pursuant to Rule 14a-8 of the Exchange Act) at the 2027 Annual Meeting of Stockholders, the stockholder’s notice must be received by our Corporate Secretary at the address set forth on the first page of this Proxy Statement no earlier than the 120th day and no later than the 90th day before the anniversary of the last annual meeting; provided, however, that if the date of the annual meeting is more than 30 days before or more than 60 days after such anniversary date, the stockholder’s notice must be delivered not earlier than the 120th day prior to such annual meeting and not later than the later of the 90th day prior to such annual meeting or the 10th day after the first public announcement of the date of such annual meeting is made by the Company. Therefore, unless the 2027 Annual Meeting of Stockholders is more than 30 days before or more than 60 days after the anniversary of the Annual Meeting, notice of proposed nominations or proposals (other than pursuant to Rule 14a-8 of the Exchange Act) must be received by our Corporate Secretary no earlier than February 24, 2027 and no later than the close of business (5:00 p.m. Pacific Time) on March 25, 2027. Any such director nomination or stockholder proposal must be a proper matter for stockholder action and must comply with the terms and conditions set forth in our bylaws. If a stockholder fails to meet these deadlines and fails to satisfy the requirements of Rule 14a-4 of the Exchange Act, we may exercise discretionary voting authority under proxies we solicit to vote on any such proposal as we determine appropriate. In addition to satisfying the deadlines in the advance notice provisions of our bylaws, a stockholder who intends to solicit proxies in support of nominees submitted under these advance notice provisions for the 2027 Annual Meeting of Stockholders must provide the notice required under Rule 14a-19 of the Exchange Act to our Corporate Secretary in writing not later than the close of business (5:00 p.m. Pacific Time) on April 25, 2027.

Delivery of Documents to Stockholders Sharing an Address

A number of brokerage firms have adopted a procedure approved by the SEC called “householding.” Under this procedure, certain stockholders who have the same address and do not participate in electronic delivery of proxy materials will receive only one copy of the proxy materials, including this Proxy Statement, the Notice and our Annual Report on Form 10-K for the year ended December 31, 2025, until such time as one or more of these stockholders notifies us that they wish to receive individual copies. This procedure helps to reduce duplicate mailings and save printing costs and postage fees, as well as natural resources. If you received a “householding” mailing this year and would like to have additional copies of the proxy materials mailed to you, please send a written request to our Corporate Secretary at the address set forth on the first page of this Proxy Statement, or call (650) 800-3717, and we will promptly deliver the proxy materials to you. Please contact your broker if you received multiple copies of the proxy materials and would prefer to receive a single copy in the future, or if you would like to opt out of “householding” for future mailings.

Availability of Additional Information

We will provide, free of charge, a copy of our Annual Report on Form 10-K for the year ended December 31, 2025, including exhibits, on the written or oral request of any stockholder of the Company. Please send a written request to our Corporate Secretary at the address set forth on the first page of this Proxy Statement, or call the number above.

WHERE YOU CAN FIND MORE INFORMATION

The Company files annual, quarterly and current reports, proxy statements and other information with the SEC. The SEC maintains an Internet web site that contains reports, proxy and information statements, and other information regarding issuers, including us, that file electronically with the SEC. The public can obtain any documents that we file electronically with the SEC at www.sec.gov.

If you would like additional copies of this proxy statement/prospectus or if you have questions about the proposals to be presented at the Annual Meeting, you should contact the Company by telephone or in writing:

Revelation Biosciences, Inc.
4660 La Jolla Village Drive, Suite 100
San Diego, CA 92122
Tel: (650) 800-3717

In order to receive timely delivery of the documents in advance of the Annual Meeting, you must make your request for information no later than June 17, 2026.

BY THE BOARD OF DIRECTORS
/s/ Chester S. Zygmont, III
Chester S. Zygmont, III
Corporate Secretary

Dated: May 11, 2026

SCAN TO
VIEW MATERIALS & VOTE

VOTE BY INTERNET - www.proxyvote.com or scan the QR Barcode above
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time on June 23, 2026. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time on June 23, 2026. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

T00230-P53110

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

REVELATION BIOSCIENCES, INC.

The Board of Directors recommends you vote FOR the following:

1. Election of Class A Director

Nominee:	**For**	**Against**	**Abstain**
1a. Jennifer Carver	☐	☐	☐

The Board of Directors recommends you vote FOR proposals 2 and 3.

	For	**Against**	**Abstain**
2. Authorization of reverse stock splits.	☐	☐	☐
3. Ratification of independent registered public accounting firm.	☐	☐	☐

NOTE: Such other business as may properly come before the meeting or any adjournment thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

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Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice and Proxy Statement and Form 10-K are available at https://revbproxy.com/2026-annual-meeting

T00231-P53110

REVELATION BIOSCIENCES, INC.
Annual Meeting of Stockholders
June 24, 2026 12:00 PM, ET
This proxy is solicited by the Board of Directors

The stockholder(s) hereby appoint(s) James Rolke and Chester S. Zygmont, III, or either of them, as proxies, each with the power to appoint his substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of Common Stock of REVELATION BIOSCIENCES, INC. (the "Company") that the stockholder(s) are entitled to vote at the Annual Meeting of Stockholders to be held at 12:00 PM, ET on June 24, 2026, via teleconference, and any adjournment or postponement thereof.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations.

Continued and to be signed on reverse side

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APPENDIX A

CERTIFICATE OF AMENDMENT
to the
THIRD AMENDED AND RESTATED CERTIFICATE OF INCORPORATION
of
REVELATION BIOSCIENCES, INC.

REVELATION BIOSCIENCES, INC., a corporation organized and existing under the General Corporation Law of the State of Delaware (the “Corporation”), does hereby certify as follows:

FIRST: The name of the Corporation is Revelation Biosciences, Inc. The Corporation’s original certificate of incorporation was filed with the Secretary of State of the State of Delaware on November 20, 2019 (the “Original Certificate”); the Corporation’s First Amended and Restated Certificate of Incorporation (the “First Amended and Restated Certificate”) was filed on May 11, 2020, which restated the Original Certificate in its entirety; the Corporation’s Second Amended and Restated Certificate of Incorporation (the “Second Amended and Restated Certificate”) was filed on October 13, 2020, which restated the First Amended and Restated Certificate in its entirety. The Corporation’s Third Amended and Restated Certificate of Incorporation (the “Third Amended and Restated Certificate”) was filed on January 10, 2022, which restated the Second Amended and Restated Certificate in its entirety. The Third Amended and Restated Certificate was subsequently amended on January 30, 2023, January 22, 2024, January 17, 2025, June 30, 2025 and January 23, 2026.

SECOND: ARTICLE IV of the Corporation’s Third Amended and Restated Certificate shall be amended by replacing the last paragraph of such section, with the following:

Reverse Stock Split. Upon the filing (the “Effective Time”) of this Certificate of Amendment pursuant to Section 242 of the General Corporation Law of the State of Delaware, each [•] shares of the Corporation’s Common Stock, issued and outstanding immediately prior to the Effective Time (the “Old Common Stock”) shall automatically without further action on the part of the Corporation or any holder of Old Common Stock, be reclassified, combined, converted and changed into one fully paid and nonassessable share of common stock, par value of $0.001 per share (the “New Common Stock”), subject to the treatment of fractional share interests as described below (the “Reverse Stock Split”). The conversion of the Old Common Stock into New Common Stock will be deemed to occur at the Effective Time. From and after the Effective Time, certificates and book entry records representing the Old Common Stock shall represent the number of shares of New Common Stock into which such Old Common Stock shall have been converted pursuant to this Certificate of Amendment. Holders who otherwise would be entitled to receive fractional share interests of New Common Stock at the Effective Time shall be entitled to receive [a whole share of New Common Stock in lieu of any fractional share created as a result of such Reverse Stock Split].

THIRD: The stockholders of the Corporation have duly approved the foregoing amendment in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment to be duly adopted and executed in its corporate name and on its behalf by its duly authorized officer as of the ________day of ,

REVELATION BIOSCIENCES, INC.
By: ____________________________
Name: Chester S. Zygmont, III
Title: Chief Financial Officer

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